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                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT

      This Employment Agreement dated as of August 1, 2001 (the "AGREEMENT") by and between Citrix Systems, Inc., a Delaware corporation (the "COMPANY"), and Roger W. Roberts (the "EMPLOYEE").

                                   WITNESSETH:

      WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of these premises and of the covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

      1. EMPLOYMENT. During the Term, the Company shall employ the Employee, and the Employee agrees to serve the Company, as its Employee Advisor upon the terms and conditions set forth in this Agreement.

      2. TERM. Unless earlier terminated in accordance with this Agreement, the term of the Employee's employment under this Agreement (the "TERM") shall commence as of August 1, 2001 (the "EFFECTIVE DATE") and shall expire on the first anniversary of the Effective Date; PROVIDED, HOWEVER, that upon expiration of the Term, at the discretion of the Chief Executive Officer of the Company (the "CEO") this Agreement may be extended for one or more additional terms by providing to the Employee written notice of such extension prior to the expiration of this Agreement.

      3. DUTIES AND RESPONSIBILITIES. (a) During the Term, the Employee shall serve as Employee Advisor, providing transitional and advisory services to the Company. In the performance of his responsibilities as Employee Advisor, the Employee shall be subject to all of the Company's policies, rules and regulations applicable to its employees and shall report directly to, and shall be subject to the direction and control of, the CEO and shall perform such duties commensurate with his position as shall be assigned to him by the CEO. In performing such duties, the Employee will be subject to and will substantially abide by, and will use reasonable efforts to cause employees of the Company to be subject to and substantially abide by, all policies and procedures developed by the Company.

              (b) During the Term, the Employee shall devote such amount of his business time, energies, skills and attention to the affairs and activities of the Company and any corporation, partnership or other entity controlled by the Company (each, a "SUBSIDIARY") as are reasonably necessary to fulfill the responsibilities of this Agreement. The Employee shall provide the services described in this Agreement to the Company and its Subsidiaries in a professional and diligent manner.


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                         Employment Agreement -- Page 2


      4. COMPENSATION. (a) For all services rendered by the Employee under this Agreement, the Company shall pay or cause to be paid to the Employee, and the Employee shall accept, the Base Salary (as such term is hereinafter defined in this Section 4), all in accordance with and subject to the terms of this Agreement.

              (b) During the Term, the Company shall pay the Employee a base salary (the "BASE SALARY") at an annual rate of $85,000. The Base Salary shall be paid in accordance with the Company's regular practices, as such practices may be modified from time to time, but in no event less often than monthly.

              (c) In accordance with Company policy, the Employee shall be eligible to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with the Company's policies regarding such vacation and leaves.

              (d) The Employee shall be eligible to participate in qualified retirement, deferred compensation, group medical, accident, disability, life and health benefit plans of the Company as may be provided by the Company from time to time to Company employees, subject to, and to the extent that, the Employee is eligible under such benefit plans in accordance with their respective terms. The Company shall pay the expenses associated with the Employee's participation in such benefit plans to the same extent the Company pays the expenses associated with participation by other employees.

      5. TERMINATION. During the Term, the Employee or the Company may terminate the Employee's "at-will" employment at any time, for any or no reason, provided the party terminating this Agreement provides two-weeks' written notice. Upon non-renewal and termination of this Agreement and the termination of Employee's employment, except as set forth below in Section 6, the Employee shall not be entitled to any compensation or benefits for the periods following the date of such termination, other than compensation and benefits required to be paid or provided by law and payment of the Employee's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements.

      In the event of the Employee's Disability (as defined herein) during the Employee's employment hereunder, the Employee's employment and this Agreement shall immediately terminate. If the Employee is eligible for continuing health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and so elects, the Company shall pay the portion of Employee's monthly premium payments customarily paid by the Company for employees for a period of up to 6 months from the date of termination. For the purposes of this Agreement, "DISABILITY" shall mean any physical incapacity or mental incompetence (i) as a result of which the Employee is unable to perform the essential functions of his job, and (ii) which cannot be reasonably accommodated by the Company without undue hardship.




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                         Employment Agreement -- Page 3



      6. POST-TERMINATION BENEFITS. Upon termination and non-renewal of this Agreement and the termination of Employee's employment,

         (a) Company agrees to pay Employee a one-time lump sum payment of $36,600, payable in accordance with the Company's regular practices, as such practices may be modified from time to time.

         (b) Employee agrees to elect health care continuation coverage under COBRA, which coverage generally will extend for 18 months, or as may otherwise be required under COBRA. Employee will pay the standard COBRA premium for such coverage, which generally may not exceed 102% of the Company's cost of such coverage.

         At the end of the COBRA continuation period, the Company will provide Employee with extended health care coverage equivalent to the coverage provided under the Company's health care plan for active employees, as such Plan shall be amended from time to time. Employee shall pay the Company for such coverage based upon the COBRA cost for equivalent coverage that would be charged to an active employee who elected coverage following a qualifying event under COBRA. Employee shall also be entitled to purchase dependent coverage to the same extent as if Employee were still covered under COBRA.

         The extended coverage referred to in the preceding paragraph will terminate upon the earliest to occur of the following events: (1) Employee becomes eligible under Medicare; (2) Employee reaches the age of 65; (3) Employee obtains health care coverage under another group health plan; or (4) Employee fails to pay the required premium after reasonable notice. If any of the foregoing occurs prior to the end of the period of actual COBRA coverage, Employee shall not be entitled to purchase extended coverage.

      7. LEGAL FEES AND EXPENSES. Each party shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by it in connection with this Agreement, including fees and expenses associated with any dispute arising with respect to this Agreement.

      8. MISCELLANEOUS. (a) This Agreement is a personal contract, and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise expressly permitted by the provisions of this Agreement. Except as otherwise expressly provided herein, the Employee shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Employee shall be for the sole personal benefit of the Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee; PROVIDED, HOWEVER, that in the event of the Employee's death, the Employee's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Employee pursuant to, and in accordance with, the terms of this Agreement prior to the date of the Employee's death.




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                         Employment Agreement -- Page 4



              (b) The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

              (c) Any notice required or permitted to be given pursuant to this Agreement shall be in writing, and sent to the party for whom or which it is intended, at the address of such party set forth below, by registered or certified mail, return receipt requested, or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice.

      If to the Company:                   Citrix Systems, Inc.
                                           6400 NW 6th Way
                                           Ft. Lauderdale, FL 33309

                                           Attention: Chief Executive Officer

      If to the Employee:                  Roger W. Roberts
                                           2750 NE 23rd Street
                                           Pompano Beach, FL  33062

                 (d) This Agreement may not be changed, amended, terminated or superseded orally, but only by an agreement in writing, nor may any of the provisions hereof be waived orally, but only by an instrument in writing, in any such case signed by the party against whom enforcement of any change, amendment, termination, waiver, modification, extension or discharge is sought.

                 (e) Except as otherwise provided herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

                 (f) All descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 (g) If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of this Agreement and provision, as the case may be, shall nevertheless remain in full force and effect.

                 (h) Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

                 (i) No representations or warranties of any kind or nature relating to the Company or its affiliates or their respective businesses, assets, liabilities, operations, future plans or




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                         Employment Agreement -- Page 5


prospects have been made by or on behalf of the Company to the Employee; nor have any representations or warranties of any kind or nature been made by the Employee to the Company.

                 (j) The obligations of the Employee under the non-competition agreement expressly survive any termination of the Employee's employment, regardless of the manner of such termination, or termination of this Agreement.

                 (k) This Agreement, the non-competition agreement(s) executed by the Employee, and any option agreements related to the Company's equity incentive plans constitute the entire agreement between the Company and the Employee with respect to the terms and conditions of the Employee's employment with the Company and supersede all prior communications, agreements and understandings, written or oral, between the Employee and the Company with respect to the terms and conditions of the Employee's employment with the Company, including without limitation the parties Employment Agreement dated January 1, 1999.


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                         Employment Agreement -- Page 6


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       CITRIX SYSTEMS, INC.



                                       By:
                                           -------------------------------------
                                           Chief Executive Officer and President


                                       -----------------------------------------
                                       Roger W. Roberts